EXHIBIT 11.1

                                                       CHOLESTECH CORPORATION
                                                  COMPUTATION OF EARNINGS PER SHARE
                                              (in thousands, except per share amounts)
                                                                      Thirteen Weeks Ended              Twenty-Six Weeks Ended
                                                                 Sept. 26, 1997    Sept 27,1996     Sept. 26, 1997     Sept 27,1996
                                                                 --------------    ------------     --------------     ------------
Primary:

Weighted average shares outstanding                                 11,260            10,969             11,243              9,566

Net effect of dilutive stock options                                   491              --                  398               --
                                                                  --------          --------           --------          ---------

Total                                                               11,751            10,969             11,641              9,566
                                                                  ========          ========           ========          =========

Net income (loss)                                                 $    437          $   (237)          $    556          $    (648)
                                                                  ========          ========           ========          =========

Income (loss) per share                                           $   0.04          $  (0.02)          $   0.05          $   (0.07)
                                                                  ========          ========           ========          =========


Fully diluted:

Weighted average shares outstanding                                 11,260            10,969             11,243              9,566

Net effect of dilutive stock options                                   463              --                  463               --
                                                                  --------          --------           --------          ---------

Total                                                               11,723            10,969             11,706              9,566
                                                                  ========          ========           ========          =========

Net income (loss)                                                 $    437          $   (237)          $    556          $    (648)
                                                                  ========          ========           ========          =========

Income (loss) per share                                           $   0.04          $  (0.02)          $   0.05          $   (0.07)
                                                                  ========          ========           ========          =========